Exhibit 99.1

Bridgeline Digital Acquires Texas-Based MarketNet

Texas Business Unit to Serve as Bridgeline’s South Central Office

Company Announces the Completion of a Private Placement Offering

Burlington, Mass., June 4, 2012 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS web engagement platform and related interactive solutions, announced today that it has acquired MarketNet, expanding its North American presence and building the iAPPS distribution network into the South Central United States marketplace.

Founded in 1994, MarketNet is an award-winning interactive technology company that provides web application development, web design, mobile application development, usability, web content management system integrations, and eCommerce implementations for its customers.  MarketNet is a Microsoft Gold Certified Development Partner.  MarketNet’s trailing 12 month revenues were $2.7 million; servicing a .NET customer base that includes Dell Computer, Kennedy Space Center, USO, Dallas Forth Worth Airport, The Delaware North Group, and Samsung.  To learn more about MarketNet, please visit www.marketnet.com.

Bridgeline Digital acquired MarketNet for $1.2 million, in a combination of cash, common stock, and earn-out consideration based on certain future financial performance.  MarketNet’s Founder and Principal Owner, Jill Bach and Vice President, Alan Bach have joined Bridgeline Digital’s leadership team.  As part of Bridgeline, Alan will be the Senior Vice President and General Manager for the Texas region and Jill will be the Senior Vice President of Engagements.

“We are very excited about our merger with Bridgeline,” stated Alan Bach, Principal and Vice President of MarketNet.  “The iAPPS product suite is an impressive and powerful solution that we believe our customer base and the Texas market will embrace.  In addition, we believe Bridgeline’s disciplines in sales and engagement delivery methodologies will help us to significantly grow our business unit.”

“We are ecstatic about our merger with the MarketNet team,” stated Thomas Massie, Bridgeline Digital’s Chairman and Chief Executive Officer.  “MarketNet has outstanding development and delivery capabilities that closely mirror Bridgeline’s.  In addition, we believe their deep knowledge in web content management and eCommerce will increase iAPPS distribution in the South Central United States, which is a very important target market for Bridgeline.”

Bridgeline Digital also announced today that it has received subscriptions from select accredited investors for gross proceeds of $2.5 million in a private placement offering.  Taglich Brothers, Inc. acted as placement agent on the transaction.  Bridgeline intends to use the proceeds of the offering for working capital to support its recent alliance with a Fortune 500 Company, general working capital, and for potential future expansion acquisitions.

Mike Taglich, President of Taglich Brothers Inc. commented, “We are very excited with the rapid growth of iAPPS and Bridgeline Digital’s future.  The completed private placement offering was for non-registered Bridgeline common stock, at a slight discount from the Company’s 30 day average trading price, and we were pleased to see that the offering was oversubscribed.  We at Taglich Brothers are thrilled to be long-term investors in Bridgeline Digital; principals of our firm personally purchased over 20% of the Bridgeline private placement offering."

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.  The securities were offered only to qualified accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Additional information about the acquisition of MarketNet, the private placement and Bridgeline Digital, can be found in Bridgeline Digital’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission.

About Bridgeline Digital

Bridgeline Digital is developer of the award-winning iAPPS® Web Engagement Platform and related interactive solutions.  The iAPPS platform deeply integrates Web Content Management, eCommerce, eMarketing, and web Analytics capabilities within the heart of mission critical websites or eCommerce web stores.   iAPPS enables customers to enhance and optimize the value of their web properties. Combined with award-winning interactive development capabilities, Bridgeline helps customers cost-effectively accommodate the changing needs of today’s rapidly evolving web properties; allowing them to maximize revenue, improve customer loyalty, enhance employee knowledge, and reduce operational costs.

The iAPPS product suite is delivered through a Cloud-based SaaS business model, whose flexible architecture provides customers with state-of-the-art deployments that provide maintenance and daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Dallas, Denver, New York, Philadelphia, Tampa, and Bangalore, India. Bridgeline has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: L’Oreal, Sun Chemical, Parametric Technologies Corp, Blue Cross Blue Shield, Novartis, Shaw Flooring, Endo Pharmaceuticals, Guardian Life, Tosoh, Dover, ViaWest, PODS, AARP, Cadaret Grant & Co., CFO Magazine, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Frequently Asked Questions

1. Who is MarketNet?

Founded in 1994, MarketNet is an award-winning interactive technology company that provides web application development, mobile application development, web content management system integrations, and eCommerce implementations for its customers.  MarketNet is a Microsoft Gold Certified Development Partner that serves a .NET customer base that includes Dell Computer, Kennedy Space Center, USO, Dallas Forth Worth Airport, The Delaware North Group, and Samsung.  To learn more about MarketNet, please visit www.marketnet.com.

2. Why did Bridgeline Digital acquire MarketNet?

From time to time, Bridgeline Digital intends to selectively acquire Microsoft Gold Certified web development companies that will be poised to significantly extend its geographic reach and accelerate the iAPPS Product Suite’s time to market in a specific large North American metropolitan markets or international countries.

MarketNet is a leading web development firm in the Dallas, Texas area.  The South Central United States market is one of Bridgeline Digital’s key target markets where the Company does not currently have a physical presence.

Texas and its surrounding states; Louisiana, Arkansas, Oklahoma, and New Mexico have over 2,500 companies that are headquartered in the territory that have annual revenues of $25 million or greater.  This serves as Bridgeline Dallas’ Total Addressable Market (TAM).  One of Bridgeline Dallas’ initiatives is to proactively market the unique benefits and features of a iAPPS driven Web Store or Mission Critical Web Site to each of the Marketing professionals within its identified TAM.  Typically mid-market companies and large companies will re-platform their Web Store or Mission Critical Web Site every 36 to 48 months.  It is Bridgeline’s marketing awareness goal to ensure that iAPPS is tip-of-tongue at the time a company makes the decision to re-platform.

MarketNet (Bridgeline Dallas) has a team of developers who possess strong .NET and mySQL skill sets.  This team has excellent subject matter expertise in implementing .NET content management systems and eCommerce systems.   The iAPPS Product suite is a .NET platform that leverages MySQL.

Bridgeline Digital believes the MarketNet acquisition is a strong fit from a local leadership, technological, sales, geographic, cultural and financial perspective.

3. How are customers expected to benefit from the acquisition?

MarketNet (Bridgeline Dallas) has a very good backlog and qualified pipeline that are expected to produce iAPPS opportunities quickly.  In addition, MarketNet’s customer base has 61 customers that will introduce to the iAPPS product suite over the next few months, helping Bridgeline to accelerate iAPPS time to market in the region.

4. What are MarketNet’s annual revenues?

MarketNet’s trailing 12 months revenues were $2.7 million.

5. What is the estimated financial impact of the MarketNet acquisition to Bridgeline Digital?

We believe the MarketNet acquisition (Bridgeline Dallas) will provide quarterly revenues of approximately $700 thousand.  In addition we believe the MarketNet acquisition will produce positive Operating Income contribution and be accretive in Bridgeline’s quarter ending September 30, 2012.

6. What were the financial terms of the transaction?

Bridgeline Digital acquired MarketNet for $1.2 million in a combination of cash, common stock, and earn-out consideration based on certain future financial performance.  Below is a breakdown of the transaction:

-	$320,000 in cash and debt retirement at the closing

-	$250,000 in Bridgeline Common Stock that is held in escrow and earned over a 12 quarter period

o	8,500 shares to be released each quarter from escrow when $700,000 in quarterly revenue is achieved by the Dallas Business Unit

o	8,500 shares to be released each quarter from escrow when $100,000 in quarterly operating income is achieved by the Dallas Business Unit

-	$650,000 earn out to be paid in cash when earned over a 12 quarter period

o	$27,000 of cash paid when $700,000 or greater in quarterly revenue is achieved by the Dallas Business Unit

o	$27,000 of cash to be paid when $100,000 or greater in quarterly operating income is achieved by the Dallas Business Unit

7. How many MarketNet employees are joining Bridgeline Digital?

17 full time MarketNet employees have joined Bridgeline Digital and will all operate out of the Plano, Texas office.  The experience and competencies of the 17 employees are business development professionals, .NET architects, .NET developers, web designers, digital strategist, and project managers.

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Contact:

Bridgeline Digital, Inc.

Kimberly Brown
Director, Investor Relations
781-995-0888
kbrown@blinedigital.com